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                                                                    EXHIBIT 5.01


                 [ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD]



                       101 North Tryon Street, Suite 1900
                        Charlotte, North Carolina 28246

                            Telephone (704) 377-2536
                               Fax (704) 378-4000


                                 October 9, 1998


Caraustar Industries, Inc.
3100 Washington Street
Austell, Georgia 30001

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") of Caraustar Industries, Inc., a North Carolina corporation (the "Company"), filed with the Securities and Exchange Commission on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to $300,000,000 of debt securities ("Debt Securities") for issuance by the Company from time to time in one or more series.

         For purposes of rendering the opinions expressed herein, we have examined and relied on the Amended and Restated Articles of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company, the form of Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), which has been filed as an exhibit to the Registration Statement, and records of proceedings of the Board of Directors of the Company and other Company records, together with applicable certificates of public officials and other documents, that we have deemed necessary to reach the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity to original documents of all copies submitted to us. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities, and for purposes of this opinion have assumed that such proceedings will be timely completed.

         Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that: Upon the taking of appropriate corporate action by the Company; the due execution and delivery by the parties thereto of the Indenture and each amendment of or supplement to the Indenture, assuming that the Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement; the qualification of the Indenture under the Trust Indenture Act of 1939; the due execution of the Debt Securities on behalf of the Company; the due authentication of the Debt Securities by the relevant Trustee under the Indenture; and the sale and delivery at and receipt of the price, and in accordance with, the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein, the Debt Securities will be duly and validly authorized, legally issued and will be valid and binding obligations of the Company, entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principal of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinions expressed herein are contingent upon the Registration Statement, as may be amended, becoming effective under the Act and the Company's Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws not being further amended prior to the issuance of the Debt Securities.

         For purposes of rendering the opinions expressed herein, we have assumed that the laws of the State of New York, which has been chosen as the governing law under the Indenture, are the same as the laws of the State of North Carolina, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of North Carolina and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to being named therein and in the prospectus that constitutes a part thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares. In giving such consent, we do not hereby admit we are in the category of persons whose consent is required under
Section 7 of the Act.

         This opinion is being delivered to you and the opinion expressed herein is solely for your benefit in connection with the transactions contemplated hereby, and this opinion may not be relied upon by any other person or for any other purpose and is not to be used, circulated, quoted or otherwise disclosed.
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                                    Very truly yours,

                                    ROBINSON, BRADSHAW & HINSON, P.A.


                                    /s/ Patrick S. Bryant
                                    --------------------------------------------
                                    Patrick S. Bryant